UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 14, 2005


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


           FLORIDA                     0-26509                   65-0601272
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective November 14, 2005, in conjunction with Mark A. Oldham's resignation as our Chief Financial Officer and as a member of our Board of Directors, we and Mr. Oldham entered into a Separation Agreement. The Separation Agreement entitles Mr. Oldham to severance in the form of continuation of his base salary from November 14, 2005 through May 15, 2006. We will also pay the health insurance premiums for Mr. Oldham and his family through November 14, 2006, or until he begins employment with a new employer that provides comparable health insurance benefits, whichever is earlier. We have also agreed to allow options to purchase 15,000 shares of our common stock previously issued to Mr. Oldham pursuant to the 2004 National Coal Corp. Option Plan (the "Plan") to vest in full as of January 1, 2006, which options may be exercised upon vesting for a period of one year. All other options issued to Mr. Oldham pursuant to the Plan will terminate in accordance with their terms. In exchange for his severance benefits, Mr. Oldham has released all claims against us.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         RESIGNATION OF CURRENT CHIEF FINANCIAL OFFICER

         Effective November 14, 2005, Mark A. Oldham resigned his position as our Chief Financial Officer and principal financial and accounting officer, and as a member of our Board of Directors. In connection with his Resignation, we and Mr. Oldham entered into a Separation Agreement. Reference is made to the description of such Separation Agreement under Item 1.01 above, which description is incorporated in this Item 5.02 by this reference.

         APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

         Also effective November 14, 2005, T. Michael Love was appointed to replace Mr. Oldham as a member of our Board of Directors and as our Chief Financial Officer and will serve as our principal financial and accounting officer.

         Since August 2004, Mr. Love (age 40) has worked as a management consultant to several public companies, advising them on executive and financial management matters as well as disclosure and compliance issues. Mr. Love has served as a management consultant to National Coal Corp. since June 2005.

         Prior to August 2004, Love was Vice President of Finance for Air Jamaica Vacations in Miami, Fla. after having previously led the mergers & acquisitions efforts as Director of Corporate Development at Blockbuster Entertainment Group from 1995-1997 and then at Gerald Stevens, Inc. as Vice President of Mergers and Acquisitions from 1998-2001. Prior to his service at Gerald Stevens Inc., Love held positions of increasing authority as an accountant at KPMG, LLP.

         The Company anticipates entering into an employment agreement with Mr. Love, but has not yet confirmed the terms thereof.

         There are no understandings or arrangements between Mr. Love and any other person pursuant to which Mr. Love was selected as a director. Mr. Love does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Prior to his employment Mr. Love was engaged by us as a consultant with respect to financial reporting matters.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NATIONAL COAL CORP.



Date:    November 18, 2005            By:  /s/ Jon E. Nix
                                           -----------------------------------
                                               Jon E. Nix
                                               Chief Executive Officer


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